Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
   Home Equity Loan Asset Backed Certificates, Series 1995-A
   Pooling and Servicing Agreement dated December 06, 1995

   Distribution Date                                                                                11/20/96
   Collection Period                                                                     10/01/96 - 10/31/96

   Balances and Factors

   Beginning Pool Balance                                                                     428,433,310.57
   Beginning Invested Amount                                                                  415,879,761.31
   Beginning Investor Certificate Principal Balance                                           410,592,039.31

   Ending Pool Balance                                                                        424,410,010.13
   Ending Invested Amount                                                                     411,363,248.88
   Ending Investor Certificate Principal Balance                                              406,075,526.88

   Pool Factor                                                                                     0.8447552

   Rates and Percentages
   Certificate Rate                                                                                    5.649%
   Floating Allocation Percentage                                                                      97.07%

   Collections
   Interest Collections (net of Servicing Fee)                                                  3,443,142.02
   Total Principal Collections                                                                 15,920,663.20
      Principal Collections(Net of TDA)                                                        15,920,663.20
      Transfer Deposit Amounts                                                                          0.00

   Servicer Advances                                                                                    0.00
   Policy Draw Amount                                                                                   0.00
   Deficiency Amount                                                                                    0.00

   Investor Certificate Distributions (per $1,000 certificate)
   ----------------------------------------------------------------------------------------------------------
   Total Investor Certificate Interest Distribution                                                4.0209153
   ----------------------------------------------------------------------------------------------------------
      Investor Certificate Interest                                                                4.0209153
      Carryover Amount                                                                             0.0000000
      Interest on Carryover Amount                                                                 0.0000000
      Overdue Investor Certificate Interest                                                        0.0000000
      Interest on Overdue Investor Certificate Interest                                            0.0000000

   ----------------------------------------------------------------------------------------------------------
   Total Investor Certificate Principal Distribution                                               9.3956597
   ----------------------------------------------------------------------------------------------------------
      Principal Distribution Amount                                                                9.3956597
      Investor Certificate Liquidation Loss Amount*                                                0.0000000

   ----------------------------------------------------------------------------------------------------------
   Total Investor Certificate Distribution                                                        13.4165750
   ----------------------------------------------------------------------------------------------------------

   Other Distributions
   Servicing Fee                                                                                  178,513.88
   Reimbursement of previous Servicer Advances                                                          0.00

   *to be paid to Investor Certificateholders

   Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
   Home Equity Loan Asset Backed Certificates, Series 1995-A
   Pooling and Servicing Agreement dated December 06, 1995

   Distribution Date                                                                                11/20/96
   Collection Period                                                                     10/01/96 - 10/31/96

   Charge Offs, Losses, Delinquencies and REO
   Current Period Charge Off Amounts                                                                    0.00
   Current Period Liquidation Loss Amounts                                                              0.00
   Current Period Investor Certificate Liquidation Loss Amounts                                         0.00
   Accumulated Charge Off Amounts                                                                       0.00
   Accumulated Liquidation Loss Amounts                                                           151,464.97
   Accumulated Investor Certificate Liquidation Loss Amounts                                      148,160.98

   ---------------------------------------------------------------------------------------------------------
   30-59 Days Delinquent
     # of Accounts                                                                                       129
     Principal Balance                                                                          3,224,569.20

   60-89 Days Delinquent
     # of Accounts                                                                                        32
     Principal Balance                                                                            783,652.38

   90 and Greater Days Delinquent
     # of Accounts                                                                                        34
     Principal Balance                                                                            857,631.24

   REO
     # of Accounts                                                                                         1
     Principal Balance                                                                             48,017.56
   ---------------------------------------------------------------------------------------------------------


   Outstanding Payments/Reimbursements

   Unpaid Carryover Amounts                                                                             0.00

   Unreimbursed Servicer Advances                                                                       0.00

   Unreimbursed Liquidation Loss Amount                                                                 0.00

   Defective/Eligible Substitute Mortgage Loans

   Current Period Aggregate
   Defective Mortgage Loans                                                                       780,036.36

   Current Period Aggregate
   Eligible Substitute Mortgage Loans                                                                   0.00





   Signet Bank, as Seller and Servicer

   Signed___________________________
   Name: Suzanne Bachman
   Title: Sr. Vice President


                                   page 6 of 6